EXHIBIT 23.2

March 22, 2000

CONSENT OF INDEPENDENT AUDITORS


Barry L. Friedman, P.C., CPA
Certified Public Accountant

1582 Tulita Drive                               OFFICE  (702) 361-8414
Las Vegas, NV  89123                            FAX NO. (702) 896-0278


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 1,495,000 Shares of Common stock of Oleramma, Inc., under certain "Consulting Agreements" with Lawrence Madoff, M.D., T. J. Jesky, T. W. Owen, Douglas Oberan, Yada Schnieder, Larry Farnsworth and Dr. Darold Opp. Also, our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 180,000 Shares of Common stock under a certain Employment Agreements dated March 22, 2000, between Oleramma, Inc., and Ron Reddick and Shane L. Weiskirch, and to the incorporation by reference therein of our report dated December 31, 1999, with respect to the consolidated financial statements of the Company included in its Registration Statement and annual report on Form 10-SB and Form 10-KSB filed with the Securities and Exchange Commission.


/s/ Barry Friedman, CPA
-------------------------

Barry Friedman, CPA

March 27, 2000